                                                                    EXHIBIT 12.1

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                                         3 MONTHS
                                                                                                          ENDED
                                                          YEAR ENDED DECEMBER 31,                       MARCH 31,
                                          -------------------------------------------------------  --------------------
                                            1989        1990        1991       1992       1993       1993       1994
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Income (Loss) from Operations Before
  Minority Equity, Income Taxes,
  Extraordinary Items and Accounting
  Changes...............................  $   1,178  $  (24,407) $  (34,178) $  (6,868) $   9,121  $   1,860  $  11,611
Add:
  Interest expense......................     57,879      61,596      47,425     42,726     41,614     10,465     10,044
  Portion of rents representative of
   interest factor (1)..................      1,300       1,200       1,200      1,267      1,600        400        467
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Income As Adjusted......................  $  60,357  $   38,389  $   14,447  $  37,125  $  52,335     12,725  $  22,122
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Fixed Charges:
  Interest expense......................  $  57,879  $   61,596  $   47,425  $  42,726  $  41,614  $  10,465  $  10,044
Portion of rent representative of
  interest factor (1)...................      1,300       1,200       1,200      1,267      1,600        400        467
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Fixed Charges...........................  $  59,179  $   62,796  $   48,625  $  43,993  $  43,214     10,865  $  10,511
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges......        1.0x        0.6x        0.3x       0.8x       1.2x       1.2x       2.1x

- --------------
(1) That portion of operating lease rental expense which is representative of the interest factor (deemed by management to be one-third of rental expense).

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
       COMPUTATION OF PRO FORMA RATIO OF EBITDA TO CASH INTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)

    The following computations for the year ended December 31, 1993, and three months ended March 31, 1994, reflect, on a pro forma basis, EBITDA, cash interest expense and the resultant ratios. The computations give effect to the refinancing of certain indebtedness as identified herein.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,    THREE MONTHS ENDED
                                                                                  1993          MARCH 31, 1994
                                                                             --------------  ---------------------
Income (Loss) from Operations Before Minority Equity, Income Taxes,
  Extraordinary Items and Accounting Changes...............................    $    2,747         $    10,066
Add:
  Interest expense.........................................................        44,568              10,621
  Depreciation and amortization............................................        23,295               5,631
  Amortization or cost in excess of net assets acquired....................         1,250                 313
  Other amortization.......................................................         3,878                 971
  Special charge                                                                    7,500             --
                                                                             --------------          --------
EBITDA.....................................................................    $   83,238         $    27,602
                                                                             --------------          --------
                                                                             --------------          --------
Cash Interest Expense:
  Interest expense.........................................................    $   44,568         $    10,621
  Less cash interest incurred during the call period for the 12 3/4%
   Debentures and the 14 1/2% Debentures...................................        (1,261)
  Less noncash interest:
    Other..................................................................          (294)                (74)
                                                                             --------------          --------
Cash Interest Expense......................................................    $   43,013         $    10,547
                                                                             --------------          --------
                                                                             --------------          --------
Pro Forma Ratio of EBITDA to Cash Interest Expense.........................           1.9x                2.6x

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
            COMPUTATION OF RATIO OF EBITDA TO CASH INTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)

                                                                                                         3 MONTHS
                                                                                                          ENDED
                                                          YEAR ENDED DECEMBER 31,                       MARCH 31,
                                          -------------------------------------------------------  --------------------
                                            1989        1990        1991       1992       1993       1993       1994
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Income (Loss) from Operations Before
  Minority Equity, Income Taxes,
  Extraordinary Items and Accounting
  Changes...............................  $   1,178  $  (24,407) $  (34,178) $  (6,868) $   9,121  $   1,860  $  11,611
Add:
  Interest expense......................     57,879      61,596      47,425     42,726     41,614     10,465     10,044
  Depreciation and amortization.........     18,186      20,784      20,931     21,054     23,295      5,571      5,631
  Amortization of cost in excess of net
   assets acquired......................      1,252       1,250       1,250      1,250      1,250        312        313
  Other amortization....................      1,705       2,717       2,876      2,727      1,878        467        471
  Special Charge........................         --          --          --         --      7,500         --         --
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
EBITDA..................................  $  80,200  $   61,940  $   38,304  $  60,889  $  84,658  $  18,675  $  28,070
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Cash Interest Expense:
  Interest expense......................  $  57,879  $   61,596  $   47,425  $  42,726  $  41,614  $  10,465  $  10,044
  Less noncash interest:
    Amortization of debt discount.......    (26,638)    (24,690)     (1,045)    (1,181)    (1,372)      (324)      (393)
    Amortization of debt expense........       (368)       (350)       (299)      (294)      (294)       (73)       (74)
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Cash Interest Expense...................  $  30,873  $   36,556  $   46,081  $  41,251  $  39,948  $  10,068  $   9,577
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
                                          ---------  ----------  ----------  ---------  ---------  ---------  ---------
Ratio of EBITDA to Cash Interest
  Expense...............................       2.6x        1.7x        0.8x       1.5x       2.1x       1.9x       2.9x

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

    The following computations for the year ended December 31, 1993, and three months ended March 31, 1994, reflect, on a pro forma basis, earnings available for fixed charges, fixed charges and resultant ratios. The computations give effect to the refinancing identified in the document.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,    THREE MONTHS ENDED
                                                                                  1993          MARCH 31, 1994
                                                                             --------------  ---------------------
Income (Loss) from Operations Before Minority Equity, Income Taxes,
  Extraordinary Items and Accounting Changes...............................    $    2,165         $    10,618
Add:
  Interest expenses........................................................        46,568              10,537
  Annual amortization of debt expenses arising from the offering...........         2,000                 500
  Portion of rents representative of interest factor (1)...................         1,600                 467
                                                                             --------------          --------
Income As Adjusted.........................................................    $   52,333         $    22,122
                                                                             --------------          --------
                                                                             --------------          --------
Fixed Charges:
  Interest expense.........................................................        46,568         $    10,537
  Annual amortization of debt expenses arising from the offering...........         2,000                 500
  Portion of rent representative of interest factor (1)....................         1,600                 467
                                                                             --------------          --------
Fixed Charges..............................................................    $   50,168         $    11,504
                                                                             --------------          --------
                                                                             --------------          --------
Pro Forma Ratio of Earnings to Fixed Charges...............................           1.0x                1.9x

- --------------
(1) That portion of operating lease rental expense which is representative of the interest factor (deemed by management to be one-third of rental expense).